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As filed with the
Securities and Exchange Commission On April 23, 2004
                                                Registration No.333-___________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM S-8
                           REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             RPM TECHNOLOGIES, INC.
               (Exact name of registrant as specified in its charter)

               Delaware                           36-4391958
        (State or other jurisdiction            (I.R.S. Employer
      of incorporation or organization)         identification No.)

                     21061 West Braxton, Plainfield, IL 60544
                 (Address of principal executive offices-Zip code)

               Randy Zych, 21061 West Braxton, Plainfield, Illinois 60544
                (Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service:   (815) 293-1190

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the Registration Statement becomes effective.

                                     CALCULATION OF REGISTRATION FEE

Title of Securities  Amount to be   Proposed Maximum   Proposed Maximum Aggregate   Amount of
to be registered     Registered       Offering Price        Offering Price (1)    Registration Fee
                                      Per Share (1)
-------------------  ------------   -----------------  -------------------------  ----------------
Common Stock           750,000          $.55               $412,500                  $52.26
par value

(1) Computed pursuant to Rule 457(c) on the basis of the average of the high and low prices per share as reported for such securities on the NASD's OTC Bulletin Board on April 22, 2004.

                              EXPLANATORY NOTE

         This registration statement covers 750,000 shares of common stock, no par value per share, of RPM Technologies, Inc., that were issued under a Consulting Agreement dated as of January 6, 2003, between RPM
Technologies, Inc. and Lone Wolf Business Services.

         This registration statement contains two parts. Part I contains a reoffer prospectus prepared in accordance with Part I of Form S-3 in accordance with Instruction C of the General Instructions to Form S-8. Subject to the volume limitations of Rule 144(e) of the Securities Act of 1933, the reoffer prospectus may be used for reoffers or resales on a continuous or delayed basis in the future of the 750,000 shares of common stock issued under the above-described Consulting Agreement. Part II contains information required in this registration statement under Part II of Form S-8.

                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, we will provide to Mr. Andrew Pitt the documents containing the information specified in Part I, Items 1 and 2. We will furnish without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to Mr. Pitt under Rule 428(b) of the Securities Act of 1933. Requests should be directed to RPM Technologies, Inc., 21061 West Braxton, Plainfield, Illinois 60544 Attention: Corporate Administrator. Our telephone number is (815) 293-1190. The reoffer prospectus follows this paragraph.

                                 PROSPECTUS

                            RPM Technologies, Inc.

                         750,000 Shares of Common Stock

         The shares of RPM Technologies, Inc. common stock being offered under this prospectus are being offered by Andrew Pitt for his own account. Our common stock trades on the NASD's OTC Bulletin Board under the symbol "RPMM." On April 13, 2004, the high and low sale prices for a share of our common stock were $.32 and $.52, respectively.

         The mailing address and the telephone number of our principal executive offices are 21061 West Braxton, Plainfield, IL 60544, (815) 293-1190.

                              ---------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                  PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              ---------------------

         This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide any prospective investor with information different from that contained in this prospectus, and no reliance should be placed on any such representation, whether it be in writing or oral.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is April 23, 2004.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Risk Factors...............................................................  3
Special Note Regarding Forward-Looking Statements..........................  6
Use of Proceeds............................................................  6
Selling Security Holder....................................................  8
Plan of Distribution.......................................................  9
Transfer Agent and Registrar...............................................  9
Legal Matters..............................................................  9
Experts....................................................................  9
Where You Can Find More Information........................................  9
Incorporation of Documents by Reference.................................... 10

                              RISK FACTORS

         An investment in our common stock involves a high degree of risk.
In addition to the other information in this prospectus, an investor should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and an investor could lose part or all of your investment. Investors should rely only on the information contained in this prospectus. We have not authorized anyone to provide any prospective investor with information different from that contained in this prospectus, and no reliance should be placed on any such representation, whether it be in writing or oral.

                        RISKS RELATED TO OUR BUSINESS

     WE HAVE LIMITED HISTORY OF REVENUES, HAVE INCURRED SIGNIFICANT LOSSES, EXPECT CONTINUED LOSSES AND MAY NEVER ACHIEVE PROFITABILITY. IF WE CONTINUE TO INCUR LOSSES, WE MAY HAVE TO CURTAIL OUR OPERATIONS, WHICH MAY PREVENT US FROM SUCCESS.

         We have limited history of revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of year ended December 31, 2003, we had an accumulated deficit of approximately $8,993,101. For our fiscal year ended December 31, 2003, we incurred a net loss of $711,018. We cannot predict when we will become profitable or if we ever will become profitable, and we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability.

     WITHOUT SUBSTANTIAL ADDITIONAL FINANCING, WE MAY BE UNABLE TO ACHIEVE THE OBJECTIVES OF OUR CURRENT BUSINESS STRATEGY, WHICH COULD FORCE US TO DELAY, CURTAIL OR ELIMINATE OUR PRODUCT AND SERVICE DEVELOPMENT PROGRAMS.

         If we are unable to obtain this financing, we could be forced to delay, curtail or eliminate certain product and service development programs. In addition, our inability to obtain financing could have such a material adverse effect on our business, prospects, results of operations or financial condition, that we may be forced to restructure, file for bankruptcy, sell assets or cease operations entirely, any of which could jeopardize an investment in our common stock.

     WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING ON SATISFACTORY TERMS, WHICH MAY REQUIRE US TO ACCEPT FINANCING ON BURDENSOME TERMS THAT MAY CAUSE SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS AND IMPOSE ONEROUS FINANCIAL RESTRICTIONS ON OUR BUSINESS.


         We require additional financing. Deteriorating global economic conditions may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing on terms that are practical may not be available. This financing may also dilute existing shareholders' equity. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

                    RISKS RELATED TO THIS OFFERING

     SHARES OF OUR COMMON STOCK ELIGIBLE OR TO BECOME ELIGIBLE FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

         As of April 16, 2004, we had outstanding approximately 15,394,156 shares of common stock, of which all but approximately 13,441,156 shares, which number includes the shares offered under this prospectus, were unrestricted under the Securities Act of 1933.
Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.


     OUR COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND IN LITIGATION AGAINST US.

         The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. During the quarter ended March 31, 2004, the high and low closing sale prices for a share of our common stock were $0.28 and $0.58, respectively. The market price of our common stock may exhibit significant fluctuations in the future response to various factors, many of which are beyond our control and which include:

         o variations in our quarterly operating results, which variations could result from, among other things, changes in the needs of one or more of our customers;

         o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

         o economic conditions specific to the industries in which we operate;

         o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

         o         regulatory developments;

         o         additions or departures of key personnel; and

         o future sales of our common stock or other debt or equity securities.

         If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.



     BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission and by the Compliance materials or in-house rules and regulations of most broker-dealers. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

     OUR PREFERRED STOCK MAY DELAY OR PREVENT A TAKEOVER OF RPM,
     POSSIBLY PREVENTING YOU FROM OBTAINING HIGHER STOCK PRICES FOR YOUR
     SHARES.

         Our board of directors has the authority to issue up to 50,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our shareholders. Of these shares, 500,000 shares have been designated as Class A Preferred Stock. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of RPM.
Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This document contains forward-looking statements, including among others:

        o       our product development activities;

        o our business strategy for establishing a presence in the AMR market;

        o anticipated trends in our financial condition and results of operations; and

        o our ability to distinguish ourselves from our current and future competitors.

        You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Business."

        These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

                             USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holder.

                          SELLING SECURITY HOLDER

         The following table sets forth information as of April 16, 2004 with respect to the beneficial ownership of our common stock both before and immediately following the offering by the selling security holder. The following calculations of the percent of outstanding shares are based on 15,394,156 shares of our common stock outstanding as of the date of the table. Beneficial ownership includes shares issuable upon exercise of warrants and options that are exercisable within sixty days of the date of the table. Beneficial ownership and, accordingly, percent of class ownership, are calculated according to Securities and Exchange Commission Rule 13d-3.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling security holder. All of the shares being offered under this prospectus were issued in a private placement transaction under the terms of a Consulting Agreement dated as of January 6, 2003 by and between us and the selling security holder.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holder.

                                                Shares of Class              Shares of
                                                Beneficially                 Class Being        Shares of Class
Name and Address of              Title of       Owned Prior                  offered Under      Beneficially Owned
of Beneficial Owner              Class          Prior to this Offering       this Prospectus    After this Offering(1)
__________________________      ________        _________________________    ________________   __________________________
                                                Number           Percent                        Number         Percent
                                                ------           -------                        ------         -------
Andrew Pitt
112215 Everglade Street
Los Angeles, California 90066...Common          750,000           4.87%        750,000           --              --
---------------
(1)      Assumes all shares of class being offered are sold.


                            PLAN OF DISTRIBUTION

         The selling security holder and any of his donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of his shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o        transactions to cover short sales;

         o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to the prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling security holder determines from time to time.

The selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

         Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder has not indicated to us that he expects these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, the selling security holder has not entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If the selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We have agreed to pay all fees and expenses incident to the registration of the shares.

                       TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Securities Transfer Corporation Stock Transfer, Inc. Its telephone number is (469) 633-0101.

                               LEGAL MATTERS

         The validity of the shares of common stock offered under this prospectus will be passed upon by Arnold Y. Steinberg, P.C., Attorney and Counselor at Law, 1420 Center Avenue, Suite 1306, Pittsburgh, PA 15219.

                                  EXPERTS

         The consolidated financial statements of RPM Technologies, Inc. for the years ended December 31, 2002 and 2003 incorporated by reference into this prospectus have been audited by S. W. Hatfield, CPA, independent certified public accountants, to the extent and for the periods set forth in that firm's report, are incorporated in this prospectus in reliance upon the report given upon the authority of S.W. Hatfield, CPA as experts in auditing and accounting.

                    WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document, which is filed as an exhibit to the registration statement.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public
Reference Room maintained by the Securities and Exchange Commission at 450
Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330 and this information is hereby incorporated by reference.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.rpmtechnologiesinc.com.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

     o Our annual report on Form 10-KSB for the fiscal year ended December 31, 2003 (File No. 000-31291), filed with the Securities and Exchange Commission on March 23, 2004.

         Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Securities and Exchange Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                             RPM Technologies, Inc.
                              21061 West Braxton
                             Plainfield, IL 60544
                      ATTENTION: CORPORATE ADMINISTRATOR
                          TELEPHONE: (815) 293-1190

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       Incorporation of Documents by Reference.
              ----------------------------------------

         We incorporate the following documents by reference in this registration statement:

     o Our annual report on Form 10-KSB for the fiscal year ended December 31, 2003 (File No. 000-31291), filed with the Securities and Exchange Commission on March 23, 2004.

         All reports and other documents we subsequently filed after the date of this registration statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this registration statement from the date of filing such documents.

         For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       Description of Securities.
              --------------------------

         Not Applicable.

ITEM 5.       Interests of Named Experts and Counsel.
              ---------------------------------------

         Not Applicable.


ITEM 6.       Indemnification of Directors and Officers.
              ------------------------------------------
        Our articles of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, 145, or any other applicable provision. Generally, Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents from any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation and from judgments, expenses, fines, and settlements so long as such person was acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, or had no reasonable cause to believe that such conduct was unlawful. In addition, our articles of incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by such law. We believe that these provisions are necessary to attract and retain qualified directors and officers.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7 .      Exemption from Registration Claimed.
              ------------------------------------

         Exemption from the registration provisions of the Securities Act of 1933 for the issuance of the shares being offered pursuant to the reoffer prospectus contained in this registration statement is claimed under
Section 4(2) of the Securities Act of 1933, among others, on the basis that such transaction did not involve any public offering and the purchaser was sophisticated with access to the kind of information registration would provide.

ITEM 8.       Exhibits.
              ---------


         4.1 Consulting Agreement dated as of January 6, 2003 by and between RPM Technologies, Inc. and Andrew Pitt

         5.1      Opinion of Arnold Y. Steinberg, P.C.

        23.1      Consent of S.W. Hatfield, CPA

        23.2      Consent of Arnold Y. Steinberg, P.C.

        24.1 Power of Attorney (included on the signature page hereof) of this registration statement)

ITEM 9.       Undertakings.
              -------------

         RPM Technologies, Inc. hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed with or furnished by RPM Technologies, Inc. to the Securities and Exchange Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement):

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any additional or changed material information on the plan of distribution.

         (2) For determining under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Will, State of Illinois, on April 23, 2004.


                                 RPM Technologies, Inc.,
                                 a Delaware corporation


                                 By:  /S/ RANDY ZYCH
                                     -----------------------------------------
                                     Randy Zych, Chairman of the Board and
                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randy Zych his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, including a majority of the board of directors, in the capacities and on the date indicated.

Signature                 Title                               Date

/S/ RANDY ZYCH
---------------
Randy Zych      President, Chairman, and Director       April 23, 2004

/S/CHARLES FOERG
----------------
Charles Foerg   Secretary, Treasurer and Director       April 23, 2004

/S/ DAVID LADE
--------------
David Lade      Chief Financial Officer and Director    April 23, 2004

                                  EXHIBIT INDEX

  Exhibit No.     Description
  -----------     -----------

         4.1 Consulting Agreement dated as of January 6, 2003 by and between RPM Technologies, Inc. and Andrew Pitt

         5.1      Opinion of Arnold Y. Steinberg, P.C.

        23.1      Consent of S.W. Hatfield, CPA

        23.2      Consent of Arnold Y. Steinberg, P.C.

        24.1      Power of Attorney (included on the signature page hereof)